Invesco Capital Development Fund                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:4/30/2010
File number :     811 - 1424
Series No.:       11


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                          45,141
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                           4,389
       Class C                           5,286
       Class R                           3,870
       Class Y                             549
       Investor Class                      736
       Institutional Class               6,326


74V. 1 Net asset value per share (to nearest cent)
       Class A                         $ 14.89
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                         $ 12.91
       Class C                         $ 12.89
       Class R                         $ 14.57
       Class Y                         $ 14.95
       Investor Class                  $ 14.90
       Institutional Class             $ 15.72